Exhibit 99.1

Brian Smith

ESI

503-672-5760

smithb@esi.com

ESI Announces Third Quarter Fiscal 2013 Results

PORTLAND, Ore. – January 31, 2013 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading supplier of innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2013 third quarter ended December 29, 2012. Financial measures are provided on both a GAAP and non-GAAP basis.

Revenue in the third quarter was $37.9 million, compared to $80.2 million in the second quarter of 2013 and $49.8 million in the third quarter of last fiscal year. On a GAAP basis, net income was $6.8 million or $0.23 per diluted share, compared to $5.2 million or $0.17 per diluted share in the prior quarter and a loss of $1.9 million or $0.07 per share in the third quarter of fiscal 2012. GAAP income included $15.4 million in pre-tax net settlement proceeds from patent infringement litigation. On a non-GAAP basis, third quarter net loss was $1.5 million or $0.05 per share, compared to second quarter income of $7.0 million or $0.23 per diluted share and income of $0.5 million or $0.02 per diluted share in the third quarter of fiscal 2012.

“Solid execution enabled us to deliver respectable results on significantly lower revenues in the third quarter,” stated Nick Konidaris, president and CEO of ESI. “In addition, strong ongoing operating cash flow and successful settlement of our patent dispute enabled us to declare and pay a $2.00 per share special dividend to our shareholders while preserving our ability to grow the company and pursue our strategy.”

Orders were $26.3 million, compared to $35.0 million in the prior quarter. “Slow capital spending in our core markets, combined with timing of design wins in laser microfabrication, pushed orders lower in the third quarter,” continued Konidaris. “Nonetheless, we continue to see an active funnel related to consumer electronics, and we remain optimistic about our long term opportunities.”

GAAP gross margin was 34.9%, compared to 41.8% last quarter and included $1.2 million of inventory write-downs related to discontinuing our investment in LED package test. “Given the extended overcapacity in LED and ongoing commoditization of package test, we have decided to redirect our investments into more attractive opportunities,” stated Konidaris. Non-GAAP gross margin was 39.9% compared to 42.8% in the prior quarter on lower volume.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2013 Results	Page 2

GAAP operating expenses declined significantly due to the patent settlement proceeds, a $1.3 million gain on the sale of a building in China, and lower operational spending. Non-GAAP operating expenses, which exclude the settlement and building sale proceeds, decreased by $4.7 million due to lower variable expenses and discretionary expense control. “We were pleased with our flexible cost structure and our ability to reduce costs quickly on lower volumes,” continued Konidaris. Non-GAAP operating loss was $3.9 million, compared to income of $10.5 million in the prior quarter.

Balance Sheet and Cash Flow

At quarter end, cash and investments totaled $171 million. The company generated $27.4 million of operating cash during the quarter. Inventories increased by $1 million and receivables decreased by $40 million, yielding a DSO of 45 days. In addition, during the quarter, the company paid a one-time special dividend of $2.00 per share or $59 million.

Fourth Quarter 2013 Outlook

Based on recent order levels, ESI expects revenues for the fourth quarter of fiscal 2013 to be roughly flat with the third quarter. Non-GAAP loss per share is expected to be $0.05 to $0.09.

Konidaris concluded, “We believe last quarter reflected trough demand levels in most of our markets. While we expect to see order levels improve in our fourth quarter, the ongoing overcapacity condition and increased volatility in some of our markets lead us to refocus our investments and lower the cost structure of the company. Looking forward, we will be concentrating our efforts on the growing opportunities in laser microfabrication for consumer electronics, including glass singulation, emerging technologies related to semiconductor 3D packaging, and leveraging proprietary laser capability. As a result, we expect to be a leaner, more focused company with increased ability to weather the cyclicality in our business and deliver profitable growth.”

The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-339-2688 (domestic) or 617-847-3007 (international). The conference ID number is 90492586. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 10, 2013, at 888-286-8010 (domestic) or 617-801-6888 (international), passcode 35054562. The webcast will be available on ESI’s website for one year.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2013 Results	Page 3

financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a leading supplier of innovative, laser-based manufacturing solutions for the microtechnology industry. Our systems enable precise structuring and testing of micron to submicron features in electronic devices, semiconductors, LEDs and other high-value components. We partner with our customers to make breakthrough technologies possible in the microelectronics, semiconductor and other emerging industries. Founded in 1944, ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, growth, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the risk that the company may not be able to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that we may incur unanticipated costs or expenses in connection with our acquisition of Eolite Systems; the risk that competing or alternative technologies could reduce demand for our products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Third Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2013 Results

(In thousands, except per share data)

(Unaudited)

Operating Results:

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 29, 2012	Sep 29, 2012	Dec 31, 2011	Dec 29, 2012	Dec 31, 2011
Net sales	$37,930	$80,152	$49,807	$177,051	$208,737
Cost of sales	24,697	46,632	28,646	106,645	117,875

Gross profit	13,233	33,520	21,161	70,406	90,862
	35%	42%	42%	40%	44%
Operating expenses:
Selling, service and administration	11,696	15,114	13,944	42,473	45,322
Research, development and engineering	8,730	10,527	10,480	28,791	32,456
Legal settlement (proceeds) costs, net	(15,365)	—	—	(15,365)	550
(Gain) loss on sale of property and equipment, net	(1,226)	—	—	(1,226)	2
Restructuring costs	—	—	861	—	861

Net operating expenses	3,835	25,641	25,285	54,673	79,191

Operating income (loss)	9,398	7,879	(4,124)	15,733	11,671
Non-operating income (expense):
Gain on sale of previously impaired auction rate securities	—	—	—	—	2,729
Interest and other (expense) income, net	(5)	91	47	(64)	(496)

Total non-operating (expense) income	(5)	91	47	(64)	2,233

Income (loss) before income taxes	9,393	7,970	(4,077)	15,669	13,904
Provision for (benefit from) income taxes	2,625	2,759	(2,196)	4,634	1,335

Net income (loss)	$6,768	$5,211	$(1,881)	$11,035	$12,569

Net income (loss) per share - basic	$0.23	$0.18	$(0.07)	$0.38	$0.44

Net income (loss) per share - diluted	$0.23	$0.17	$(0.07)	$0.37	$0.43

13900 NW Science Park Drive	Portland, Oregon 97229	503.641.4141

ESI Announces Third Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2013 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:

	Dec 29, 2012	Sep 29, 2012	Mar 31, 2012
Assets
Current assets:
Cash and cash equivalents	$47,240	$70,956	$69,780
Restricted cash	22,269	22,269	22,269
Short-term investments	95,364	101,700	106,674
Trade receivables, net	18,614	58,371	32,744
Inventories	80,224	79,318	68,055
Shipped systems pending acceptance	359	262	1,360
Deferred income taxes, net	9,048	9,046	10,021
Other current assets	4,563	4,539	4,060

Total current assets	277,681	346,461	314,963
Non-current investments	6,253	10,508	23,046
Property, plant and equipment, net	30,253	30,937	32,103
Non-current deferred income taxes, net	32,880	34,686	36,489
Goodwill	7,889	7,889	4,014
Acquired intangible assets, net	12,059	12,714	8,332
Other assets	14,865	16,451	14,263

Total assets	$381,880	$459,646	$433,210

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$12,511	$30,559	$13,045
Accrued liabilities	23,340	27,824	21,635
Deferred revenue	6,520	9,456	10,751

Total current liabilities	42,371	67,839	45,431
Non-current income taxes payable	9,521	9,335	9,109
Shareholders’ equity:
Preferred and common stock	174,113	172,064	168,143
Retained earnings	155,333	209,615	210,021
Accumulated other comprehensive income	542	793	506

Total shareholders’ equity	329,988	382,472	378,670

Total liabilities and shareholders’ equity	$381,880	$459,646	$433,210

End of period shares outstanding	29,497	29,391	28,970

13900 NW Science Park Drive	Portland, Oregon 97229	503.641.4141

ESI Announces Third Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Analysis of Third Quarter Fiscal 2013 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 29, 2012	Sep 29, 2012	Dec 31, 2011	Dec 29, 2012	Dec 31, 2011
Sales detail:
Interconnect & Microfabrication Group	$30,537	$69,137	$35,318	$147,506	$134,757
Components Group	4,071	7,831	6,054	19,607	23,349
Semiconductor Group	3,322	3,184	8,435	9,938	50,631

Total	$37,930	$80,152	$49,807	$177,051	$208,737

Gross margin %	35%	42%	42%	40%	44%
Selling, service and administration expense %	31%	19%	28%	24%	22%
Research, development and engineering expense %	23%	13%	21%	16%	16%
Operating income (loss) %	25%	10%	(8%)	9%	6%
Effective tax rate %	28%	35%	54%	30%	10%
Weighted average shares outstanding - basic	29,434	29,339	28,849	29,296	28,689
Weighted average shares outstanding - diluted	30,043	29,961	28,849	29,954	29,384
End of period employees	655	679	655	655	655

13900 NW Science Park Drive	Portland, Oregon 97229	503.641.4141

ESI Announces Third Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2013 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 29, 2012	Sep 29, 2012	Dec 31, 2011	Dec 29, 2012	Dec 31, 2011
Net sales	$37,930	$80,152	$49,807	$177,051	$208,737
Gross profit per GAAP	$13,233	$33,520	$21,161	$70,406	$90,862
Add back:
Purchase accounting included in cost of sales	520	545	289	1,402	867
Equity compensation included in cost of sales	202	217	302	635	859
Charges for inventory write-off of discontinued product	1,168	—	—	1,168	—

Total non-GAAP adjustments to gross profit	1,890	762	591	3,205	1,726

Non-GAAP gross profit	$15,123	$34,282	$21,752	$73,611	$92,588

Non-GAAP gross margin	39.9%	42.8%	43.7%	41.6%	44.4%

Operating expenses per GAAP	$3,835	$25,641	$25,285	$54,673	$79,191
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	74	82	64	229	250
Research, development and engineering	47	47	47	141	141

Subtotal - purchase accounting included in operating expenses	121	129	111	370	391

Equity compensation included in operating expenses:
Selling, service and administration	979	1,017	1,557	4,257	7,094
Research, development and engineering	301	666	534	1,467	1,617

Subtotal - equity compensation included in operating expenses	1,280	1,683	2,091	5,724	8,711

Acquisition and integration costs included in operating expenses:
Selling, service and administration	27	70	—	886	—

Subtotal - acquisition and integration costs included in operating expenses	27	70	—	886	—

Other items excluded from operating expenses:
Restructuring costs	—	—	861	—	861
Legal settlement (proceeds) costs, net	(15,365)	—	—	(15,365)	550
Gain on sale of property and equipment, net	(1,262)	—	—	(1,262)	—

Subtotal - other items excluded from operating expenses	(16,627)	—	861	(16,627)	1,411

Total non-GAAP adjustments to operating expenses	(15,199)	1,882	3,063	(9,647)	10,513

Non-GAAP operating expenses	$19,034	$23,759	$22,222	$64,320	$68,678

% of Net sales	50%	30%	45%	36%	33%
Operating income (loss) per GAAP	$9,398	$7,879	$(4,124)	$15,733	$11,671
Non-GAAP adjustments to gross profit	1,890	762	591	3,205	1,726
Non-GAAP adjustments to operating expenses	(15,199)	1,882	3,063	(9,647)	10,513

Non-GAAP operating (loss) income	$(3,911)	$10,523	$(470)	$9,291	$23,910

% of Net sales	(10%)	13%	(1%)	5%	11%
Non-operating (expense) income, net per GAAP	$(5)	$91	$47	$(64)	$2,233
Non-GAAP adjustment for gain on sale of previously impaired auction rate securities	—	—	—	—	(2,729)
Non-GAAP adjustment for other litigation related costs	—	—	—	—	59

Non-GAAP non-operating (expense) income	$(5)	$91	$47	$(64)	$(437)

Net income (loss) per GAAP	$6,768	$5,211	$(1,881)	$11,035	$12,569
Non-GAAP adjustments to gross profit	1,890	762	591	3,205	1,726
Non-GAAP adjustments to operating expenses	(15,199)	1,882	3,063	(9,647)	10,513
Non-GAAP adjustments to non-operating expense	—	—	—	—	(2,670)
Income tax effect of non-GAAP adjustments	5,070	(848)	(1,269)	2,811	(4,434)

Non-GAAP net (loss) income	$(1,471)	$7,007	$504	$7,404	$17,704

% of Net sales	(4%)	9%	1%	4%	8%
Basic Non-GAAP net (loss) income per share	$(0.05)	$0.24	$0.02	$0.25	$0.62

Diluted Non-GAAP net (loss) income per share	$(0.05)	$0.23	$0.02	$0.25	$0.60

13900 NW Science Park Drive	Portland, Oregon 97229	503.641.4141

ESI Announces Third Quarter Fiscal 2013 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2013 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Three fiscal quarters ended
	Dec 29, 2012	Sep 29, 2012	Dec 31, 2011	Dec 29, 2012	Dec 31, 2011
Net income (loss)	$6,768	$5,211	$(1,881)	$11,035	$12,569
Non-cash adjustments and changes in operating activities	20,616	(16,413)	3,289	16,499	4,375

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	27,384	(11,202)	1,408	27,534	16,944
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	10,447	(360)	(18,792)	16,213	(69,328)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(60,482)	(2,202)	659	(65,579)	2,864
Effect of exchange rate changes on cash	(1,065)	404	139	(708)	665

NET CHANGE IN CASH AND CASH EQUIVALENTS	(23,716)	(13,360)	(16,586)	(22,540)	(48,855)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	70,956	84,316	84,143	69,780	116,412

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,240	$70,956	$67,557	$47,240	$67,557

13900 NW Science Park Drive	Portland, Oregon 97229	503.641.4141